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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 2, 2007

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS of CETAIN OFFICERS.

On January 2, 2007, Mr. Timothy R. Lindsey was appointed to the Board of Directors of Daybreak Oil and Gas, Inc. Mr. Lindsey has over thirty years of technical and executive leadership in exploration, production, technology, and business development in the United States, Canada, Africa, Europe, Latin America and Asia – Pacific.

From March 2005 to the present, Mr. Lindsey has been a Principal of Lindsey Energy and Natural Resources an independent consulting firm specializing in energy and mining industry issues. From September 2003 to March 2005, Mr. Lindsey held the positions of Vice-President, Exploration and Senior Vice-President, Exploration with the Houston Exploration Company (NYSE:THX), a Houston-based independent natural gas and oil company engaged in the exploration, development, exploitation and acquisition of domestic natural gas and oil properties. From October 1975 to February 2003, Mr. Lindsey was employed with Marathon Oil Corporation (NYSE: MRO), a Houston-based company engaged in the worldwide exploration and production of crude oil and natural gas, as well as the domestic refining, marketing and transportation of petroleum products. During his 27 year tenure with Marathon, Mr. Lindsey held a number of positions including senior management roles in both domestic and international exploration and business development.

Mr. Lindsey obtained his Bachelor of Science Degree in Geology from Eastern Washington University in 1973, and completed his graduate studies in Economic Geology from the University of Montana in 1975.  In addition, he completed the Advanced Executive Program from the Kellogg School of Management at Northwestern University in 1990. Mr. Lindsey is a member of the American Association of Petroleum Geologists and the Rocky Mountain Association of Geologists.

Appointment to Committees of the Board of Directors

Mr. Lindsey has not been appointed to serve on any committees of the Board of Directors at this time.

Mr. Lindsey also serves as a director for Challenger Energy Corp., a Calgary Alberta, Canada based oil and gas exploration company that is listed on the TSX Venture Exchange in Toronto, Canada. The trading symbol for Challenger is CHA.V.

There are no understandings or arrangements between Mr. Lindsey and any other person pursuant to which Mr. Lindsey was selected as a Director. Mr. Lindsey does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Prior Transactions with the Company

Mr. Lindsey has not been involved with any transaction or proposed transaction with the company within the last two years.

Item 7.01 Regulation FD

A copy of the press release relating to the appointment of Mr. Linsey to the Daybreak Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

This information is being disclosed pursuant to Regulation FD. Accordingly, the information in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

d) Exhibits:

99.1

Press Release from January 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daybreak Oil and Gas, Inc.

/s/ Terrence J. Dunne

By:_________________________________

Terrence J. Dunne, Chief Financial Officer

Date:     January 8, 2006